EXHIBIT 10.13.3
     XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Teva Pharmaceuticals Curaçao N.V.
Schottegatweg Oost 29 D
Curaçao
Netherlands Antilles
March 24, 2005
Impax Laboratories, Inc.
Attention: Barry Edwards, CEO
121 New Britain Blvd.
Chalfont, Pennsylvania 18914

Re:	Strategic Alliance Agreement between Impax Laboratories, Inc. (“Impax”) and Teva Pharmaceuticals Curaçao N. V. (“Teva”) effective June 27, 2001, as amended (“Agreement”).
Dear Barry:
     This letter sets forth our mutual agreement to amend, such amendment to be given effect from and after January 1, 2005 (the “Effective Date”), certain terms and conditions of the Agreement that relate to Net Sales, as such term is used in the Agreement. Defined terms used and not otherwise defined herein have the respective meanings assigned to them in the Agreement. Except as specifically provided herein, the Agreement shall remain in fill force and effect.
     (1) In consideration of our mutual agreement, Impax and Teva, intending to be legally bound, hereby agree, such agreement to be effective from and after the Effective Date, that the definition of “Net Sales” set forth in Section 1.4.26 of the Agreement is replaced with the following:
     “Net Sales” shall mean, on a Product-by-Product basis, the aggregate gross sales (“Gross Sales”) amount invoiced by Teva (or its Affiliates) for

Products sold on an arms-length basis in the Territory, less the following deductions relating to such Product sales:
     a) XXXXX percent (XXXXX%) of Gross Sales, in respect of prompt pay discounts provided by Teva (and its Affiliates) to its customers;
     b) an agreed upon percent per Product as specified in Attachment A to this amendment, of Gross Sales for any adjustments for the reason of price adjustments, promotional payments, billing adjustments, shortages, rejected goods and damaged goods. Such percentages shall be estimated within thirty (30) days before launch of each new Product and annually readjusted by Teva, subject to approval by Impax, which such approval shall not be unreasonably withheld, based on market conditions;
     c) charge-backs, prime vendor rebates, administrative fee arrangements reimbursements, and similar payments to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers, determined by Teva on an accrual basis based on good faith estimates at the time of sale;
     d) XXXXX percent (XXXXX%) of Gross Sales for any state or federal Medicare, Medicaid or similar programs related to rebates or other price reductions provided, based on sales by Teva and its Affiliates to any governmental or regulatory authority in respect of such state or federal Medicare, Medicaid or similar programs;
     e) XXXXX percent (XXXXX%) of Gross Sales, in respect of customer returns; and
     f) XXXXX percent (XXXXX%) of Gross Sales, in respect of selling, administrative and other similar expenses of Teva.
In the event that Teva or its Affiliates sell Products as part of a bundle or group sale with other products not covered by this Agreement, and Teva or its Affiliates provide a discount, allowance or rebate to the purchaser of such products based on the invoiced prices for all products sold, such discount must be allocated by Teva pro-rata based on the selling prices of such products before taking into account the discount, allowance or rebate on Products provided as part of such bundle. A transaction in which a customer must purchase products in excess of a certain volume threshold to obtain discount, allowance or rebate regardless of what products may be purchased is not a bundled sale even if a particular customer purchases more than one type of product to achieve the specified volume. The amounts calculated pursuant to this paragraph shall not be duplicative of amounts calculated in accordance with clauses (a) through (f) above.
     Within ninety (90) days after the end of each calendar year in which Teva (or its Affiliates) sell any Product the Parties agree to allow for a “true up”

reconciliation (and provide Impax a written report of such reconciliation) of the deductions from Gross Sales for each such Product. The “true up” reconciliation shall be based on actual credits issued and estimates for those incurred related to the reported invoiced sales, but not yet issued for amounts as outlined in clause (c) of the definition of “Net Sales”. If the foregoing reconciliation report shows either an underpayment by Teva to Impax or an overpayment by Teva to Impax, Impax shall pay Teva the amount of the overpayment, or Teva shall pay Impax the amount of the underpayment (whichever shall be applicable) within thirty (30) days of the date of its receipt of the report. In addition to such reconciliation report, the chief financial officer of Teva or its Affiliate, Teva Pharmaceuticals USA, Inc. shall provide Impax with a certification (in a form substantially similar to that of Attachment B), that all information included in such report is complete and accurate in all material respects, to the best of his knowledge and belief. Once Teva sends to Impax the reconciliation report, Teva shall not make any further adjustments to Net Sales or Impax Margin for the related calendar year.”
     (2) The Parties agree to amend Section 11.3 of the Agreement to insert the following after the first sentence:
“In addition to such report, the chief financial officer of Teva or its Affiliate, Teva Pharmaceuticals USA, Inc. shall provide Impax with a certification (in a form substantially similar to that of Attachment B), that all information included in such report is complete and accurate in all material respects, to the best of his knowledge and belief.”
     (3) The Parties agree to replace Section 11.8 of the Agreement in its entirety with the following:
“Teva and Impax shall calculate and record Net Sales, Manufacturing Costs, Profit, Impax Margin, Revised Impax Margin, Optional Territory Fee, Regulatory Expenses and/or Intellectual Rights Legal Expenses in accordance with the Agreement, and shall maintain all books and records related thereto for the period required by Applicable Law or a period of seven (7) years from the date of the record’s creation, whichever is longer.”
     (4) Impax hereby acknowledges that Teva and its Affiliates have not, with respect to periods ending on or prior to December 31, 2004, acted in bad faith in their accounting for Net Sales under the Agreement.
     (5) Teva agrees to cooperate with Impax to provide reasonable and necessary information in order to enable Impax, on a quarterly basis, to verify Net Sales and Impax Margin, including the chargeback accrual as defined in clause (c) of the definition of “Net Sales.”
     (6) Teva agrees to allow Impax’s internal auditor, Fred Lang, access to reasonable and necessary documents and information concerning the calculation of Net

Sales and Impax Margin by Teva and/or its Affiliates for calendar year 2004, and the Parties agree to add the following subsection (e) to Section 14.1 of the Agreement:
“or (e) the review by Impax and/or Impax’s internal auditor of the calculation by Teva and/or its Affiliates of Net Sales and Impax Margin for calendar year 2004.”
     (7) The Parties agree to add the following sentence to the end of Section 11.6 of the Agreement:
“The accounting firm shall sign a written confidentiality agreement reasonably satisfactory to Teva; provided, however, that Impax’s principal auditor shall not be required to sign such a written confidentiality agreement, but Impax shall be required to indemnify, defend and hold harmless Teva and its Affiliates from and against any and all losses, liabilities, damages, costs and expenses, including reasonable attorney’s fees and disbursements in connection with any and all suits, investigations, claims or demands resulting from or arising out of the disclosure by such principal auditor of any Confidential Information belonging to Teva or its Affiliates.”
     (8) The Parties agree to add the following sentence to the end of Section 11.7 of the Agreement:
“The accounting firm shall sign a written confidentiality agreement reasonably satisfactory to Impax.”
     Please indicate your acceptance and agreement with the foregoing in the space provided below.

Teva Pharmaceuticals Curaçao N.V.
By:	/s/ Ido Weinstein

Date: March 25, 2005

ACCEPTED AND AGREED Impax Laboratories, Inc.
By:	/s/ Barry R. Edwards

Date: March 25, 2005

Attachment A

SKU	Product Name	%
00093-7267-01 00093-7267-10 00093-0976-01 00093-5210-01 00093-5211-0l 00093-5211-56 00093-5211-10 00093-5231-01 00093-5232-01 00093-5233-01 00093-5501-01 00093-5502-01 00093-5703-01	METFORMIN HCL ER TABLETS 500MG 100
METFORMIN HCL ER TABLETS 500MG 1000
METHYLPHENIDATE HCL ER TABLETS 18MG 100
OMEPRAZOLE CAPSULES 10MG 100
OMEPRAZOLE CAPSULES 20MG 100
OMEPRAZOLE CAPSULES 20MG 30
OMEPRAZOLE CAPSULES 20MG 1000
METHYLPHENIDATE HCL ER TABLETS 36MG 100
METHYLPHENIDATE HCL ER TABLETS 54MG 100
METHYLPHENIDATE HCL ER TABLETS 27MG 100
BUDEPRION SR TABLETS 100MG 100
BUDEPRION SR TABLETS 150MG 100
	BUPROBAN TABLETS 150MG 100	XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX XXXXX

Attachment B
FORM OF CFO CERTIFICATION
     Reference is made to the Strategic Alliance Agreement between Impax Laboratories, Inc. (“Impax”) and Teva Pharmaceuticals Curaçao N.V. (“Teva”) effective June 27, 2001, as amended (“Agreement”).
     This certification is being delivered in connection with the report of Teva for the period commencing on                      through and including                      (the “Reporting Period”). Pursuant to Section 11.3 [or Section 1.4.26] of the Agreement, the undersigned hereby certifies that:
     1. Attached hereto as Schedule I is the report (the “Report”) required by Section 11.3 [or Section 1.4.26] of the Agreement for the Reporting Period, which sets forth the Net Sales, Manufacturing Costs, Impax Margin or Revised Impax Margin, as defined in the Agreement, for each Product sold by Teva and/or its Affiliates in the Territory during the Reporting Period [or “true-up” reconciliation]; and
     2. To the best of my knowledge and belief, all information included in the Report is complete and accurate in all material respects.
     IN WITNESS WHEREOF, I have made and executed this certificate this            day of                     , 20          .

BY:
Name:
Title: